UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 29, 2004

(Date of earliest event reported)

BIOPURE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	011-15167	04-2836871
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11 Hurley Street, Cambridge, Massachusetts 02141

(Address of principal executive offices, including zip code)

(617) 234-6500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURE

Item 8.01.   Other Events.

On November 29, 2004, Biopure Corporation held a special meeting of stockholders to vote on three proposals. The results of the special meeting are as follows:

1.	A proposal was approved to amend the Restated Certificate of Incorporation of Biopure to increase the number of shares of authorized Class A common stock from 100,000,000 to 200,000,000.

2.	A proposal to amend the Restated Certificate of Incorporation of Biopure to increase the number of shares of authorized preferred stock from 30,000,000 to 90,000,000 was not approved.

3.	A proposal was approved to authorize the sale, issuance or potential issuance of shares of Class A common stock (or securities convertible into or exchangeable for Class A common stock) in an amount equal to 20% or more of the Class A common stock or 20% or more of the voting power outstanding before such issuance at a price less than the greater of book or market value in order to comply with the Nasdaq Marketplace Rules.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOPURE CORPORATION
Date: November 30, 2004	By:	/s/ Francis H. Murphy
Francis H. Murphy
Chief Financial Officer